EXHIBIT 10.2

                               CREDIT AGREEMENT

                                    BETWEEN

                       MARKET HUB PARTNERS STORAGE, L.P.

                                      AND

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                April 15, 1998

                  REVOLVING LINE OF CREDIT OF UP TO $50,000,000

                               TABLE OF CONTENTS

                                                                          Page


ARTICLE I      DEFINITIONS AND INTERPRETATION
      1.1      Terms Defined Above...........................................1
      1.2      Additional Defined Terms......................................1
      1.3      Undefined Financial Accounting Terms.........................17
      1.4      References...................................................17
      1.5      Articles and Sections........................................17
      1.6      Number and Gender............................................17
      1.7      Incorporation of Exhibits....................................18

ARTICLE II     TERMS OF FACILITY
      2.1      Revolving Line of Credit.....................................18
      2.2      Use of Loan Proceeds.........................................19
      2.3      Interest.....................................................19
      2.4      Repayment of Loans and Interest..............................19
      2.5      Outstanding Amounts..........................................20
      2.6      Time, Place, and Method of Payments..........................20
      2.7      Voluntary Prepayments and Conversions of Loans...............20
      2.8      Commitment Fee...............................................20
      2.9      Facility Fee.................................................20
      2.10     Security Interest in Accounts; Right of Offset...............21
      2.11     General Provisions Relating to Interest......................21
      2.12     Yield Protection.............................................22
      2.13     Limitation on Types of Loans.................................23
      2.14     Illegality...................................................24
      2.15     Regulatory Change............................................24
      2.16     Limitations on Interest Periods..............................25

ARTICLE III    CONDITIONS
      3.1      Receipt of Loan Documents and Other Items....................25
      3.2      Each Loan....................................................27

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
      4.1      Due Authorization............................................28
      4.2      Existence....................................................28
      4.3      Partnership Existence........................................28
      4.4      Corporate Existence..........................................28
      4.5      Valid and Binding Obligations................................29
      4.6      Security Instruments.........................................29
      4.7      Title to Assets..............................................29
      4.8      Scope and Accuracy of Financial Statements...................29

      4.9      No Material Misstatements....................................29
      4.10     Liabilities, Litigation, and Restrictions....................29
      4.11     Authorizations; Consents.....................................30
      4.12     ERISA........................................................30
      4.13     Environmental Laws...........................................30
      4.14     Compliance with Federal Reserve Regulations..................30
      4.15     Investment Company Act Compliance............................31
      4.16     Public Utility Holding Company Act Compliance................31
      4.17     Proper Filing of Tax Returns; Payment of Taxes Due...........31
      4.18     Casualties or Taking of Property.............................31
      4.19     Locations of Borrower........................................31
      4.20     Subsidiaries.................................................31

ARTICLE V      AFFIRMATIVE COVENANTS
      5.1      Maintenance and Access to Records and Inspection of
                 Properties.................................................31
      5.2      Quarterly Financial Statements; Compliance Certificates......32
      5.3      Annual Financial Statements..................................32
      5.4      Title Defects................................................32
      5.5      Notices of Certain Events....................................32
      5.6      Additional Information.......................................33
      5.7      Compliance with Laws.........................................33
      5.8      Payment of Assessments and Charges...........................34
      5.9      Maintenance of Corporate and Partnership Existence and Good
                 Standing...................................................34
      5.10     Payment of Notes; Performance of Obligations.................34
      5.11     Further Assurances...........................................34
      5.12     Fees and Expenses of Counsel to Lender.......................34
      5.13     Subsequent Fees and Expenses of Lender.......................35
      5.14     Operation and Maintenance of Storage Facilities..............35
      5.15     Maintenance of Insurance.....................................35
      5.16     INDEMNIFICATION..............................................36

ARTICLE VI     NEGATIVE COVENANTS
      6.1      Indebtedness.................................................37
      6.2      Contingent Obligations.......................................37
      6.3      Liens........................................................37
      6.4      Sales of Assets..............................................37
      6.5      Loans or Advances............................................37
      6.6      Investments..................................................37
      6.7      Dividends and Distributions..................................38
      6.8      Issuance of Stock; Changes in Corporate or Partnership
                 Structure..................................................38
      6.9      Transactions with Affiliates.................................38
      6.10     Lines of Business............................................38
      6.11     Plan Obligations.............................................38
      6.12     Tangible Net Worth...........................................38
      6.13     Cash Flow Coverage...........................................38

      6.14     Funded Debt to Total Capitalization..........................38

ARTICLE VII    EVENTS OF DEFAULT
      7.1      Enumeration of Events of Default.............................39
      7.2      Remedies.....................................................41

ARTICLE VIII   MISCELLANEOUS
      8.1      Transfers; Participations....................................42
      8.2      Survival of Representations, Warranties, and Covenants.......42
      8.3      Notices and Other Communications.............................42
      8.4      Parties in Interest..........................................43
      8.5      Rights of Third Parties......................................43
      8.6      Renewals; Extensions.........................................43
      8.7      No Waiver; Rights Cumulative.................................43
      8.8      Survival Upon Unenforceability...............................44
      8.9      Amendments; Waivers..........................................44
      8.10     Controlling Agreement........................................44
      8.11     Disposition of Collateral....................................44
      8.12     Confidentiality..............................................44
      8.13     No Recourse Against Others...................................45
      8.14     GOVERNING LAW................................................45
      8.15     JURISDICTION AND VENUE.......................................45
      8.16     WAIVER OF RIGHTS TO JURY TRIAL...............................46
      8.17     ENTIRE AGREEMENT.............................................46
      8.18     Counterparts.................................................46

LIST OF EXHIBITS

Exhibit I         -     Form of Note
Exhibit II        -     Form of Borrowing Request
Exhibit III       -     Form of Compliance Certificate
Exhibit IV        -     Form of Opinion of Counsel
Exhibit V         -     Disclosures

                               CREDIT AGREEMENT

            THIS CREDIT AGREEMENT is made and entered into this 15th day of April, 1998, by and between MARKET HUB PARTNERS STORAGE, L.P., a Delaware limited partnership (the "BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "LENDER").

                                   WITNESSETH:

            In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

            1.1 TERMS DEFINED ABOVE. As used in this Credit Agreement, the terms "BORROWER", and "LENDER" shall have the meaning assigned to them hereinabove.

            1.2 ADDITIONAL DEFINED TERMS. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

            "ACCOUNTS RECEIVABLE" shall have the meaning set forth in the Indenture.

            "ACQUIRED INDEBTEDNESS" shall have the meaning set forth in the Indenture.

            "ADDITIONAL COSTS" shall mean costs which the Lender reasonably determines are attributable to its obligation to make or its making or maintaining any Fixed Rate Loan, or any reduction in any amount receivable by the Lender in respect of any such obligation or any Fixed Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the
      Note in respect of any Fixed Rate Loan (other than franchise taxes and taxes imposed on the overall net income or profits of the Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including Fixed Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of the Lender hereunder, or (c) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

            "ADJUSTED LIBO RATE" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

            "AFFILIATE" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

            "AGREEMENT" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

            "APPLICABLE LENDING OFFICE" shall mean, for each type of Loan, the lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

            "APPLICABLE MARGIN" shall mean as to each LIBO Rate Loan, two percent (2%).

            "ATTRIBUTABLE INDEBTEDNESS" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of the which the amount thereof is to be determined, the present value of the total net amount of lease payments required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of lease payments" under any such lease for any such period means the sum of lease, rental and other payments required to be paid with respect to such period by such lessee thereunder, excluding any amounts required to be paid by the lessee on account of maintenance and repairs, insurance, and taxes, assessments or similar charges. If a lessee under any lease may terminate that lease by paying a penalty, the "net amount of lease payments" under that lease shall include the amount of that penalty, but shall exclude all lease payments after the first date on which that lease may be so terminated.

            "AVAILABLE COMMITMENT" shall mean, at any time, an amount equal to the Commitment Amount.

            "BASE RATE" shall mean the interest rate announced or published by the Lender from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

            "BORROWING REQUEST" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing, conversion, or prepayment pursuant to Sections
      2.1 or 2.7, each of which shall:

                  (a) be signed by a Responsible Officer of the Borrower;

                  (b) when requesting a borrowing, be accompanied by a
            Compliance Certificate;

                  (c) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business
            Day);

                  (d) when requesting a Floating Rate Loan, be delivered to the
            Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment; and

                  (e) when requesting a LIBO Rate Loan, be delivered to the
            Lender no later than 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, two Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

            "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

            "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any obligation of that Person to pay lease payments, rent or other amounts under a lease of (or other similar agreement conveying the right to use) any Property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligations under GAAP and, for purposes of this Indenture, the amount of that obligation at any date shall be the capitalized amount thereof at that date, as determined in accordance with GAAP.

            "CASH FLOW" shall mean net income plus interest, depreciation and other non-cash charges, less non-cash income.

            "CLOSING DATE" shall mean the effective date of this Agreement.

            "COLLATERAL" shall mean the Mortgaged Properties and any other Property now or at any time pledged as security for the payment or performance of all or any portion of the Obligations.

            "COMMITMENT" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1.

            "COMMITMENT AMOUNT" shall, subject to the applicable provisions of this Agreement, mean $20,000,000.

            "COMMITMENT FEE" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.8.

            "COMMITMENT PERIOD" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

            "COMMITMENT TERMINATION DATE" shall mean December 31, 2000, or the earlier date of the termination in whole of the Commitment pursuant to
      Section 2.1(d) or Section 7.2.

            "COMMONLY CONTROLLED ENTITY" shall mean any Person which is under common control with the Borrower or the Guarantors within the meaning of
      Section 4001 of ERISA.

            "COMPLIANCE CERTIFICATE" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Lender from time to time in accordance with Sections 5.2 and 5.3.

            "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "PRIMARY OBLIGATION") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "DEBT SERVICE" shall mean an amount equal to (i) 1/12 of the sum of the Loan Balance at the end of any fiscal quarter, plus actual interest payments on such Loan Balance made during such quarter, plus (ii) actual principal and interest payments on Indebtedness other than payments made under this Agreement during such quarter.

            "DEFAULT" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

            "DEFAULT RATE" shall mean a per annum interest rate equal to the Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

            "DISQUALIFIED EQUITY INTERESTS" shall have the meaning set forth in the Indenture.

            "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

            "ENVIRONMENTAL COMPLAINT" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower or the Guarantors, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the Guarantors or the business conducted thereon.

            "ENVIRONMENTAL LAWS" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower or the Guarantors is situated, as they may be cited, referenced and amended from time to time;
      (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

            "EQUITY INTERESTS" shall have the meaning set forth in the Indenture.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

            "EVENT OF DEFAULT" shall mean any of the events specified in Section 7.1.

            "FACILITY FEE" shall mean the fee payable to the Lender by the Borrower pursuant to Section 2.9.

            "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by the Lender.

            "FINAL MATURITY" shall mean December 31, 2000.

            "FINANCIAL STATEMENTS" shall mean statements of the financial condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

            "FIXED RATE LOAN" shall mean any LIBO Rate Loan.

            "FLOATING RATE" shall mean an interest rate per annum equal to the Base Rate from time to time in effect.

            "FLOATING RATE LOAN" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, which bears interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

            "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

            "GOVERNMENTAL AUTHORITY" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "GUARANTORS" shall mean Moss Bluff Hub Partners, L.P., a Delaware limited partnership, Moss Bluff Hub Partners, L.L.C., a Delaware limited liability company, Egan Hub Partners, L.P., a Delaware limited partnership and Egan Hub Partners, L.L.C., a Delaware limited liability company.

            "GUARANTEES" shall have the meaning set forth in the Indenture.

            "GUARANTIES" shall mean the Guaranties dated the Closing Date executed by the Guarantors in favor of the Lender, guaranteeing the payment and performance of the Obligations, as it may be ratified, amended, restated, or supplemented from time to time.

            "HAZARDOUS SUBSTANCES" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the

      Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any
      Governmental Authority.

            "HEDGING OBLIGATIONS" means, at any time as to any Person, any obligation of that Person at that time that is incurred (i) in the ordinary course of its business pursuant to any exchange agreement, swap, option, forward sales contract, future contracts or other similar agreement or arrangement designed to protect against or manage the exposure of that Person or any of its Subsidiaries to fluctuations in foreign currency exchange rates or in the price of energy related commodities, and (ii) pursuant to any arrangement with any other Person whereby, directly or indirectly, the specified Person is entitled to receive periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by the specified Person calculated by applying a fixed or floating rate of interest on the same national amount and includes, without limitation, interest rate swaps, caps, floors, collars and other similar agreements or arrangements designed to protect against or manage the exposure of the specified Person or any of its Subsidiaries to fluctuations in interest rates.

            "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

            "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) all liabilities of that Person, contingent or otherwise, for borrowed money or for the deferred purchase price of Property or service (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business of that Person) and all liabilities of that Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of that Person, or any warrants, rights or options to acquire that Equity Interest, outstanding on the Closing Date or thereafter, or any obligations arising out of the sale of Accounts Receivable of that Person if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that Person prepared in accordance with GAAP, (ii) all obligations of that Person evidence by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that Person prepared in accordance with GAAP, (iii) all obligations of that Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by that Person (even if the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (iv) the Attributable Indebtedness of any Capitalized Lease Obligation of that Person, (v) all obligations of the types described in eh preceding clauses of this definition and all dividends and other distributions, the payment of which is secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by that Person, even though that Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation so secured), (vi) the maximum fixed redemption or repurchase price, if any, of all Disqualified Equity Interests of that Person, (vii) all obligations of that Person under or in respect Hedging Obligations, and (viii) all Guarantees by that Person of obligations of the types referred to in clauses (i) through
      (vii) of this definition.

            "INDENTURE" shall mean the Indenture dated as of March 1, 1998, by and between Borrower, Guarantors and IBJ Schroder Bank & Trust Company, Trustee, in regard to $115,000,000 of 8 1/4% Senior Notes due 2008.

            "INTEREST PERIOD" shall mean, subject to the limitations set forth in Section 2.16, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

            "INVESTMENT" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

            "LIBO RATE" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Lender and the Borrower) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) quoted by the Lender at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Lender to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

            "LIBO RATE LOAN" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, which shall bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

            "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

            "LIMITATION PERIOD" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

            "LOAN" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement.

            "LOAN BALANCE" shall mean, at any time, the outstanding principal balance of the Note at such time.

            "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Guaranties, the Security Instruments, and all other documents and instruments now or hereafter delivered by the Borrower or the Guarantors pursuant to the terms of or in connection with this Agreement, the Note, the Guaranties, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

            "MATERIAL" shall mean material in relation to the business, operations, affairs, financial condition, assets, Properties, or prospects of the Borrower and the Guarantors taken as a whole.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
      (a) the business, operations, affairs, financial condition, assets or Properties of the Borrower and Restricted Subsidiaries taken as a whole, or (b) the ability of any Borrower or any Guarantor to perform its respective obligations under this Agreement or the other Loan Documents,
      (c) the validity or enforceability of this Agreement or the other Loan Documents, or (d) any adverse effect upon the Collateral.

            "MORTGAGED PROPERTIES" shall mean all Properties of the Guarantors constituting the storage facilities of Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P., subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

            "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness of any Borrower or any Restricted Subsidiary that is incurred to finance the purchase of any assets of any Borrower or any Restricted Subsidiary within 90 days of such purchase, as long as (i) the amount of that Indebtedness does not exceed 100% of the purchase cost of such assets, (ii) that purchase cost is or should be included in "additions to property, plant and equipment" in accordance with GAAP, (iii) such Indebtedness is non-recourse to the Borrower and the Restrict Subsidiaries and all of their respective assets other than the assets so purchased and (iv) the purchase of such assets is not part of an acquisition of any Person.

            "NOTE" shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

            "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the obligation of the Borrower for the payment of Commitment Fees and Facility Fees, (c) the obligations of the Guarantors under the Guaranties, and (f) all other obligations and liabilities of the Borrower or the Guarantors to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

            "PERMITTED LIENS" shall mean the following types of Liens:

            (i)   Liens existing as of the Closing Date;

            (ii) Liens securing the Notes or the Subsidiary Guarantees;

            (iii) Liens in favor of the Borrower or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

            (iv) Liens securing Permitted Indebtedness of the Borrower and the Restricted Subsidiaries of the type described in clause (i) of the definition of Permitted Indebtedness;

            (v) Liens securing Indebtedness that constitutes Permitted Indebtedness of the type described in clause (x) of the definition of "Permitted Indebtedness" set forth in the Indenture incurred as a refinancing of any Indebtedness secured by Liens described in clauses (i),
      (iv), (xi), (xii) and (xiii) of this definition; provided, however, that
      (a) if any Lien securing Indebtedness being refinanced is subordinated or junior to any Lien granted for the benefit of the Lender, then the Lien securing the new Indebtedness shall be subordinated or junior to any Lien granted for the benefit of the Lender at least to the same extent as the Lien securing the Indebtedness being refinanced and (b) such Liens do not extend to or cover any Property of a Borrower or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

            (vi) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which a Borrower or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

            (vii) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not delinquent or being contested in good faith, and as to which a Borrower or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

            (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (ix) Liens securing any judgment not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings that may have been duly initiated for the review of the judgment has not been finally terminated or the period within which those proceedings may be initiated has not expired;

            (x) easements, rights-of-way, reservations, zoning and other restrictions and other similar encumbrances not interfering in any material respect with the ordinary conduct of business of a Borrower or any Restricted Subsidiary;

            (xi) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that (a) the Attributable Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of this Indenture and (b) with respect to any Capitalized Lease Obligation, such Liens do not extend to any Property that is not leased Property subject to such Capitalized Lease Obligation;

            (xii) Liens securing Non-Recourse Purchase Money Indebtedness; provided, however, that (a) the Non-Recourse Purchase Money Indebtedness shall not be secured by any Property of a Borrower or an Restricted Subsidiary other than the Property so acquired and any proceeds therefrom and (b) the Lien securing such Non-Recourse Purchase Money Indebtedness shall be created within 90 days of such acquisition;

            (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 10.11(a) of the Indenture; provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by a Borrower or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by a Borrower or a Restricted Subsidiary and (b) such Liens do not extend to or cover any Property of a Borrower or of any Restricted Subsidiary other than the Property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of a Borrower or a Restricted Subsidiary and are no more favorable to the lienholder than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by a Borrower or a Restricted Subsidiary;

            (xiv) leases or subleases granted to others that do not interfere with the ordinary conduct of business of a Borrower or any Restricted Subsidiary;

            (xv) rights of a common owner of any interest in Property held by a Borrower or any Restricted Subsidiary and that common owner as tenants in common or through other common ownership; and

            (xvi) Liens or equitable encumbrances deemed to exist by reason of
      (a) fraudulent conveyance or transfer laws or (b) negative pledge or other agreements to refrain from giving Liens.

            "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

            "PRINCIPAL OFFICE" shall mean the principal office of the Lender in Houston, Texas, presently located at 910 Travis, 6th Floor, Houston, Texas 77002.

            "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

            "REGULATORY CHANGE" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender or its Applicable Lending Office.

            "RELATED BUSINESS" means (i) the businesses of the Borrower and the Restricted Subsidiaries on the Closing Date and any business related, ancillary or complementary to the business of the Borrower and the Restricted Subsidiaries on that date and (ii) any other business related to the production, gathering, marketing, treating, storage, selling and/or transporting of natural gas as long as the principal businesses of the Borrower and its Restricted Subsidiaries remain the businesses described in the preceding clause (i).

            "RELEASE OF HAZARDOUS SUBSTANCES" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or the Guarantors.

            "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "RESPONSIBLE OFFICER" shall mean, as to any Person, its President Chief Executive Officer or any Vice President.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of a Borrower, whether existing on or after the Closing Date, unless that Subsidiary is designated as an Unrestricted Subsidiary in the manner described below in this Section 1.2 in the definition of "Unrestricted Subsidiary".

            "SECURITY INSTRUMENTS" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

            "STATED MATURITY" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of that Indebtedness or that installment of interest is due and payable.

            "SUBSIDIARY" means, with respect to any specified Person, (i) a corporation a majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by the specified Person, by one or more Subsidiaries of the specified Person or by the specified Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership, joint venture or limited liability company, in which the specified Person, one or more Subsidiaries thereof or the specified Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has or have at least a majority of the Voting Equity Interests or other ownership interests of such Person.

            "SUBSIDIARY GUARANTORS" mean (i) Moss Bluff Hub Partners, L.P. and Egan Hub Partners L.P., each a Delaware limited partnership, and their general partners, Moss Bluff Hub Partners, L.L.C., and Egan Hub Partners, L.L.C., respectively, each a Delaware limited liability company and (ii) any other Subsidiary of a Borrower that executes a Subsidiary Guarantee in accordance with the provisions of this Agreement, and their respective successors and assigns.

            "SUPERFUND SITE" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

            "TANGIBLE NET WORTH" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters debt discount and expenses, and goodwill, minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP.

            "TOTAL CAPITALIZATION" shall mean total funded debt, plus partners capital.

            "TRANSFEREE" shall mean any financial institution to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, and any financial institution acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

            "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of a Borrower that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Market Hub Partners Storage, L.P. and the Subsidiary Guarantors existing on the date of this Agreement, as a Unrestricted Subsidiary so long as: (i) neither Market Hub Partners Storage, L.P. nor any Restricted Subsidiary is directly or indirectly liable for the payment of any Indebtedness of that Subsidiary; (ii) no default with respect to any Indebtedness of that Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of Market Hub Partners Storage, L.P. or any Restricted Subsidiary to declare a default on that other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity or require Market Hub Partners Storage, L.P. or any Restricted Subsidiary to repurchase or secure that other Indebtedness; (iii) such designation as an Unrestricted Subsidiary would be permitted under Section 10.10 of the Indenture; (iv) that designation would not result in the creation or imposition of any Lien on any of the properties or assets of Market Hub Partners Storage, L.P. or any Restricted Subsidiary (other than any Permitted Lien); and (v) Market Hub Partners Storage, L.P. could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a) of the Indenture; provided, however, that with respect to clause (i) of this sentence, Market Hub Partners Storage, L.P. or a Restricted Subsidiary may be liable for the payment of Indebtedness of an Unrestricted Subsidiary if (x) the liability constituted a Permitted Investment or a Restricted Payment permitted under Section 10.10 of the Indenture, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of that Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors must be evidenced to the Lender by filing a Board Resolution with the Lender giving effect to that designation, together with an Officers' Certificate stating that such designation complies with the requirements of the Agreement. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default has occurred and is continuing, (ii) Market Hub Partners Storage, L.P. could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a) of the Indenture and (iii) if any of the Properties of Market Hub Partners Storage, L.P. or any Restricted Subsidiary would on such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of that Lien shall comply with Section 10.13 of the Indenture.

            "VOTING EQUITY INTERESTS" shall have the meaning set forth in the Indenture.

            1.3 UNDEFINED FINANCIAL ACCOUNTING TERMS. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

            1.4 REFERENCES. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

            1.5 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

            1.6 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

            1.7 INCORPORATION OF EXHIBITS. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

                                  ARTICLE II

                               TERMS OF FACILITY

            2.1 REVOLVING LINE OF CREDIT. (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans, in immediately available funds at the Applicable Lending Office or the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

            (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.10, each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a Fixed Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

            (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Note.

            (d) The Borrower may, fully or partially, reduce the Commitment, provided that (i) notice of such reduction must be received by the Lender by 10:00 a.m. Houston, Texas, time on the fifth Business Day preceding the effective date of such reduction, (ii) each such reduction in the Commitment must be in a minimum amount of $500,000.00 or any whole multiple of $100,000.00 in excess thereof, (iii) Borrower shall not be entitled to an increase in the Commitment once it has been so reduced, and (iv) if the Loan Balance exceeds the Commitment as so reduced, Borrower shall make a mandatory prepayment on the principal amount of the Loan Balance in at least the amount of such excess.

            2.2 USE OF LOAN PROCEEDS. Proceeds of all Loans shall be used solely for general corporate or partnership purposes and working capital needs.

            2.3 INTEREST. Subject to the terms of this Agreement (including, without limitation, Section 2.11), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

            2.4 REPAYMENT OF LOANS AND INTEREST. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable quarterly commencing on the first day of May, 1998, and continuing on the first day of each third calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion.

            2.5 OUTSTANDING AMOUNTS. The outstanding principal balance of the Note reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

            2.6 TIME, PLACE, AND METHOD OF PAYMENTS. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            2.7 VOLUNTARY PREPAYMENTS AND CONVERSIONS OF LOANS. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

            2.8 COMMITMENT FEE. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, on the first day of April, 1998, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of three-eighths percent (3/8%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

            2.9 FACILITY FEE. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender, in immediately available funds, a facility fee in the amount of $125,000. It is acknowledged and agreed to one-half of such fees was paid upon the receipt of a written commitment from the Lender, and the remaining one-half shall be payable on the Closing Date.

            2.10 SECURITY INTEREST IN ACCOUNTS; RIGHT OF OFFSET. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grant to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence and during the continuance of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable upon the occurrence and during the continuance of an Event of Default at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

            2.11 GENERAL PROVISIONS RELATING TO INTEREST. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of
Article 5069-1.04, Vernon's TEXAS CIVIL STATUTES, as amended, the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

            (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

            (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

            (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

            2.12 YIELD PROTECTION. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time such amounts as the Lender may reasonably determine are necessary to compensate it for any Additional Costs incurred by the Lender.

            (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time on request such amounts as the Lender may reasonably determine are necessary to compensate the Lender for any costs attributable to the maintenance by the Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender (or any Applicable Lending Office) to a level below that which the Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

            (c) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender such amounts as shall be sufficient in the reasonable opinion of the Lender to compensate it for any loss, cost, or expense incurred by and as a result of:

      (i) any payment, prepayment, or conversion by the Borrower of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

     (ii) any failure by the Borrower to borrow a Fixed Rate Loan from the Lender on the date for such borrowing specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably deter mined by the Lender) of the amount (as reasonably determined by the Lender) the Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

            (d) Determinations by the Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, its obligation to make Loans, or on amounts receivable by it in respect of Loans, or such obligations, and the additional amounts required to compensate the Lender under this Section shall be PRIMA FACIE evidence that such amounts are due and owing, absent manifest error, provided that such determinations are made on a reasonable basis. The Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be PRIMA FACIE evidence that such amounts are due and owing, absent manifest error. The Lender shall (i) notify the Borrower, as promptly as practicable after the Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, of any event occurring after the Closing Date which will entitle the Lender to compensation pursuant to this Section; provided that the Borrower shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section to the extent such Additional Costs or other sums accrued more than 90 days prior to the date upon which the Borrower was given such notice; and (ii) designate a different Applicable Lending Office for the Loans of the Lender affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Lender, be disadvantageous to the Lender. If the Lender requests compensation from the Borrower under this Section, the Borrower may, by notice to the Lender, require that the Loans by the Lender of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section
2.7. Any compensation requested by the Lender pursuant to this Section shall be due and payable to the Lender within fifteen days of delivery of any such notice by the Lender to the Borrower.

            (e) The Lender agrees that it shall not request, and the Borrower shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lender against other customers of the Lender similarly situated where such customers are subject to documents providing for such assessment.

            2.13 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, no more than six separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

            (a) the Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

            (b) the Lender determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in
      Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lender of making or maintaining such Loan for such Interest Period, then the Lender shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lender shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.7. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make LIBO Rate Loans hereunder and will not, in the reasonable opinion of the Lender, be disadvantageous to the Lender.

            2.14 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or (b) maintain any type of Fixed Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof; and the obligation of the Lender hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as the Lender may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.7. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make Fixed Rate Loans and will not, in the reasonable opinion of the Lender, be disadvantageous to the Lender.

            2.15 REGULATORY CHANGE. In the event that by reason of any Regulatory Change, the Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Lender with notice to the Borrower, the obligation of the Lender to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.7.

            2.16 LIMITATIONS ON INTEREST PERIODS. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and
(d) shall have a duration of not less than one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

                                  ARTICLE III

                                  CONDITIONS

            The obligations of the Lender to enter into this Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

            3.1 RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Guarantors to their respective Properties, shall be reasonably satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower or the Guarantors, as the case may be, all in form and substance reasonably satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and reasonably acceptable to the Lender:

            (a) multiple counterparts of this Agreement and the Guaranties, as requested by the Lender;

            (b) the Note;

            (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the limited liability company Guarantors and general partner of Borrower and the limited partner Guarantors, accompanied by a certificate issued by the secretary or an assistant secretary of the Guarantors, as the case may be, to the effect that each such copy is correct and complete;

            (d) certificates of incumbency and signatures of all officers of the Guarantors and general partner of Borrower and the limited partner Guarantors who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary of the

1701059.9:WGD:003566.00097:04/30/98:2:48PM
                                      25

      Guarantors and general partner of Borrower and the limited partner Guarantors, as the case may be;

            (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Guarantors and general partner of Borrower and the limited partner Guarantors, accompanied by certificates of the secretary or an assistant secretary of the Guarantors and general partner of Borrower and the limited partner Guarantors, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Guarantors and general partner of Borrower and the limited partner Guarantors, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

            (f) copies of partnership documents authorizing and approving the Loan Documents and authorizing the transaction contemplated herein;

            (g) multiple counterparts, as requested by the Lender, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Lender in and to the
      Collateral:

      (i) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement and Louisiana Act of Mortgage (collectively, the "MORTGAGE") covering the Mortgaged Properties and all improvements, personal property, and fixtures related thereto covering only three contracts and any renewals or extensions of such contracts to wit:

         a. Firm Gas Balancing Contract by and
         between Egan Gas Storage Company, Inc. and
         Northern Indiana Public Service Company
         dated November 23, 1993, covering the La-1
         Gas Storage Facility, Acadian Parish,
         Louisiana;

         b. Firm Gas Storage Contract by and between Moss Bluff Gas Storage Systems and Northern Indiana Public Service Company dated effective November 1, 1991, intrastate service for the Moss Bluff Gas Storage Facility, Chambers and Liberty Counties, Texas; and

         c. Firm Gas Storage Contract by and between Moss Bluff Gas Storage Systems and Northern Indiana Public Service Company dated effective November 1, 1991, covering interstate service pursuant to the provisions of 18.C.F.R. ss. 284.224 for the Moss Bluff Gas Storage Facility, Chambers and Liberty Counties, Texas;

     (ii)   Financing Statements from the Egan Hub Partners,
L.P. and Moss Bluff Hub Partners, L.P., as debtors, constituent to the instrument described in clause (i) above;


            (h) audited Financial Statements of the Borrower as of December 31, 1997;

            (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and the Guarantors in their respective jurisdictions of incorporation and in any other jurisdictions where any of them do business;

            (j) results of searches of the UCC Records of the Secretary of State of the States of Texas and Louisiana from a source acceptable to the Lender and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

            (k) confirmation, acceptable to the Lender, of the title of the Guarantors to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

            (l) the opinion of Baker & Botts, L.L.P., counsel to the Borrower and the Guarantors, in the form attached hereto as Exhibit IV, with such changes thereto as may be approved by the Lender;

            (m) the opinion of Phelps, Dunbar, L.L.P., Louisiana Counsel, covering the validity of the Louisiana Act of Mortgage;

            (n) certificates evidencing the insurance coverage required pursuant to Section 5.15; and

            (o) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

            3.2 EACH LOAN. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan unless:

            (a) the Borrower shall have delivered to the Lender a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan; and each statement or certification made in such Borrowing Request, as the case may be, shall be true and correct in all material respects on the requested date for such Loan;

            (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

            (c) each of the representations and warranties of the Borrower and the Guarantors contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan; and

            (d) the Guaranties and all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            To induce the Lender to enter into this Agreement and to make the Loans, the Borrower and Guarantors represent and warrant to the Lender (which representations and warranties shall survive the delivery of the Note) that:

            4.1 DUE AUTHORIZATION. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate or partnership action by the Borrower, and do not and will not (a) require the Borrower to obtain the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law applicable to the Borrower, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

            4.2 EXISTENCE. As of the Closing Date, Moss Bluff Hub Partners, L.L.C. and Egan Hub Partners, L.L.C. are limited liability companies duly organized, legally existing, and in good standing under the laws of the State of Delaware and are duly qualified as a foreign limited liability company and are in good standing in all jurisdictions wherein the ownership of

Property or the operation of their businesses necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

            4.3 PARTNERSHIP EXISTENCE. As of the Closing Date, Market Hub Partners Storage, L.P., Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P. are limited partnerships duly organized, legally existing, and in good standing under the laws of their states of formation and are duly qualified as limited partnerships and are in good standing in all jurisdictions wherein the ownership of Property or the operation of their businesses necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

            4.4 VALID AND BINDING OBLIGATIONS. All Loan Documents, when duly executed and delivered by the Borrower and Guarantors, will be the legal, valid, and binding obligations of the Borrower and Guarantors, enforceable against the Borrower and Guarantors in accordance with their respective terms.

            4.5 SECURITY INSTRUMENTS. The provisions of each Security Instrument executed by Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P. are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P. in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P. in the Collateral described therein, subject to Permitted Liens.

            4.6 TITLE TO ASSETS. Subject to Permitted Liens, Moss Bluff Hub Partners, L.P. has good and sufficient title to the Moss Bluff Facility, (b) Egan Hub Partners, L.P. has good and sufficient title to the Egan Facility and
(c) the Borrower and the Restricted Subsidiaries have good and sufficient title to its respective other properties that individually or in the aggregate are Material (except as sold or otherwise disposed of in compliance with this Agreement).

            4.7 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. The Financial Statements of the Borrower as of December 31, 1997, present fairly the financial position and results of operations and cash flows of the Borrower in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. As of the Closing Date, no event or circumstance has occurred since December 31, 1997, which could reasonably be expected to have a Material Adverse Effect.

            4.8 NO MATERIAL MISSTATEMENTS. No written information, exhibit, written statement, or report furnished to the Lender by or at the direction of the Borrower and Guarantors in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            4.9 LIABILITIES, LITIGATION, AND RESTRICTIONS. Other than as listed under the heading "Liabilities" on Exhibit V attached hereto, the Borrower and Guarantors have no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or their ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit V hereto, no litigation or other action of any nature affecting the Borrower and Guarantors is pending against any Borrower or any Guarantor before any Governmental Authority or, to the best knowledge of the Borrower and Guarantors, threatened against the Borrower and Guarantors which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect.

            4.10 AUTHORIZATIONS; CONSENTS. Except as expressly contemplated by this Agreement, and except as has been obtained or which will be obtained when required, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required to be obtained by any Borrower or any Guarantor in connection with the valid execution and delivery by the Borrower and Guarantors of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower and Guarantors of the Note and interest and fees provided in the Note and this Agreement, or except where failure would not have a Material Adverse Effect, the performance by the Borrower and Guarantors of the Obligations.

            4.11 ENVIRONMENTAL LAWS. To the best knowledge and belief of the Borrower and Guarantors, except as would not have a Material Adverse Effect, or as described on Exhibit V under the heading "Environmental Matters:"

            (a) no Property of the Borrower and Guarantors is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

            (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower and Guarantors at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

            (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower and Guarantors or from, affecting, or related to any Property of the Borrower and Guarantors or adjacent to any Property of the Borrower and Guarantors has occurred; and

            (d) no Environmental Complaint has been received by the Borrower and Guarantors.

            4.12 COMPLIANCE WITH FEDERAL RESERVE REGULATIONS. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

            4.13 INVESTMENT COMPANY ACT COMPLIANCE. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            4.14 PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.15 PROPER FILING OF TAX RETURNS; PAYMENT OF TAXES DUE. The Borrower has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

            4.16 CASUALTIES OR TAKING OF PROPERTY. As of the Closing Date, except as disclosed on Exhibit V under the heading "Casualties," since December 31, 1997, neither the business nor any Property of the Borrower and the Guarantors has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

            4.17 LOCATIONS OF BORROWER. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 8.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

            4.18 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries", and the Guarantors have no Subsidiaries other than on Exhibit V.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

            So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and Guarantors shall:

            5.1 MAINTENANCE AND ACCESS TO RECORDS AND INSPECTION OF PROPERTIES. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make and take away copies thereof. Permit, upon reasonable prior notice, any authorized representative of the Lender to visit and inspect, at the expense of the Borrower and/or Guarantors, any tangible Property of the Borrower and/or the Guarantors.

            5.2 QUARTERLY FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. Deliver to the Lender, (a) on or before the 60th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and the Guarantors as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by Responsible Officers of the Borrower and the Guarantors as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and the Guarantors, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 60th day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

            5.3 ANNUAL FINANCIAL STATEMENTS. Deliver to the Lender, on or before the 120th day after the close of each fiscal year of the Borrower, a copy of the annual audited consolidated and consolidating Financial Statements of the Borrower and the Guarantors and a Compliance Certificate.

            5.4 TITLE DEFECTS. In the event the Lender receives notice of any defect in the title to Mortgaged Property after the Closing Date which defect occurred after the Closing Date, which would result in a breach of Section 4.7 and which is Material in the opinion of the Lender, the Borrower or the Mortgagors shall clear such title defects, after the Lender gives written notice of such defect to the Borrower and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

            5.5 NOTICES OF CERTAIN EVENTS. Deliver to the Lender, promptly upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower or the Guarantors with respect to such event or circumstance:

            (a) any Default or Event of Default;

            (b) any default or event of default under any contractual obligation of the Borrower or the Guarantors, or any litigation, investigation, or proceeding between the Borrower or the Guarantors and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding involving the Borrower or the Guarantors as a defendant or in which any Property of the Borrower or the Guarantors is subject to a claim and in which the amount involved is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

            (d) the receipt by the Borrower and/or Guarantors of any written Environmental Complaint by a Governmental Authority regarding any violation or alleged violation of Environmental Laws by the Borrower and/or Guarantors which violation would have a Material Adverse Effect;

            (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority concerning the environmental condition of, or relating to, any Property of the Borrower and/or Guarantors following any written allegation of a violation by a Borrower or a Guarantor of any Requirement of Law;

            (f) any Release of Hazardous Substances by the Borrower and/or Guarantors or from, affecting, or related to any Property of the Borrower and/or Guarantors except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law by any Borrower or any Guarantor, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization in favor of any Borrower or any Guarantor which, in each case, could reasonably be expected to have a Material Adverse Effect; and

            (g) any change in the senior management or general partner of the Borrower or the senior management of any general partner of the Borrower.

            5.6 ADDITIONAL INFORMATION. Furnish to the Lender, within five days after any material report (other than financial statements) or other communication is sent by the Borrower, the Guarantors, or any Subsidiary of the Guarantors to its stockholders or filed by the Borrower, the Guarantors, or any Subsidiary of the Guarantors with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of such report or communication and, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Lender may from time to time reasonably request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the reasonable request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

            5.7 COMPLIANCE WITH LAWS. Except as described on Exhibit V and except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower and Guarantors, (ii) required for the performance of the operations of the Borrower and Guarantors, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower and Guarantors, while such Persons are acting within the scope of their relationship with the Borrower and Guarantors, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower and Guarantors to so comply.

            5.8 PAYMENT OF ASSESSMENTS AND CHARGES. Pay all taxes, assessments, governmental charges, Material rent, and lawful Material claims for labor, materials and supplies which, if unpaid, might become by law a Lien against the Property of the Borrower and Guarantors, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

            5.9 MAINTENANCE OF CORPORATE AND PARTNERSHIP EXISTENCE AND GOOD STANDING. Except as otherwise permitted by this Agreement, Borrower and Guarantors shall maintain their corporate or partnership existence or qualification and good standing in its jurisdictions of incorporation or formation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, provided, however, that the Borrower shall not be required to preserve any such existence of its Restricted Subsidiaries, rights of franchises, if the Board of Directors of the Borrower shall determine that the preservation hereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Lender.

            5.10 PAYMENT OF NOTES; PERFORMANCE OF OBLIGATIONS. Pay the Note according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations (after giving effect to all applicable notice and cure periods).

            5.11 FURTHER ASSURANCES. Promptly cure any defects in the execution and delivery of any of the Loan Documents by the Borrower and/or the Guarantors and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the reasonable opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

            5.12 FEES AND EXPENSES OF COUNSEL TO LENDER. Upon request by the Lender, promptly reimburse the Lender for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Lender, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement and to ratify, amend, restate, or prepare additional Loan Documents, as the case may be and for the filing and recordation of Security Instruments.

            5.13 SUBSEQUENT FEES AND EXPENSES OF LENDER. Upon the occurrence and during the continuance of any Event of Default, upon request by the Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to collect the Obligations; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower and the Guarantors, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

            5.14 OPERATION AND MAINTENANCE OF STORAGE FACILITIES. Develop, maintain, and operate the Moss Bluff and Egan facilities and any other facilities hereinafter acquired in a prudent and workmanlike manner in accordance with industry standards.

            Subject to Section 6.4, maintain all of its Material tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner.

            5.15 MAINTENANCE OF INSURANCE. The Borrower shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their Properties which are of an insurable nature insured with insurers, believed by the Borrower to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

            The Borrower or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by similarly situated companies, as may be determined by the Board of Directors of the Borrower or such Restricted Subsidiary.

            5.16 INDEMNIFICATION. INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE (THE "INDEMNIFIED PARTIES") FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) (COLLECTIVELY, "DAMAGES"), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER AND GUARANTORS, OCCURRING PRIOR TO THE RELEASE DATE, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER AND GUARANTORS OCCURRING PRIOR TO THE RELEASE DATE, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER AND GUARANTORS OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND GUARANTORS OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER AND GUARANTORS OCCURRING PRIOR TO THE RELEASE DATE, (D) ANY CONTAMINATION OCCURRING PRIOR TO THE RELEASE DATE OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER AND GUARANTORS OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND GUARANTORS WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER AND GUARANTORS, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT,

OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, EXCLUDING GROSS NEGLIGENCE AND WILFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR ANY VIOLATION OF ANY LOAN DOCUMENT OR REQUIREMENT OF LAW BY AN INDEMNIFIED PARTY, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT AND EXCLUDING ANY OF THE FOREGOING ARISING FROM CLAIMS BETWEEN INDEMNIFIED PARTIES; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT. "RELEASE DATE" AS USED HEREIN MEANS THE EARLIER OF THE FOLLOWING TWO DATES: (I) THE DATE ON WHICH THE INDEBTEDNESS AND OBLIGATIONS SECURED HEREBY HAVE BEEN PAID AND PERFORMED IN FULL, OR (II) THE DATE ON WHICH THE LIEN OF THE SECURITY INSTRUMENTS IS FULLY AND FINALLY FORECLOSED OR A CONVEYANCE BY DEED IN LIEU OF SUCH FORECLOSURE IS FULLY AND FINALLY EFFECTIVE, AND POSSESSION OF THE MORTGAGED PROPERTY HAS BEEN GIVEN TO THE PURCHASER OR GRANTEE.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

            So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and Guarantors will not:

            6.1 INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made or (c) Indebtedness permitted by the Indenture.

            6.2 CONTINGENT OBLIGATIONS. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, (b) trade credit incurred or operating leases entered into in the ordinary course of business, or (c) any Contingent Obligation permitted by the Indenture.

            6.3 LIENS. Create, incur, assume, or suffer to exist any Lien on any of its Properties, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to (a) Permitted Liens, or (b) Liens permitted by the Indenture.

            6.4 SALES OF ASSETS. Without the prior written consent of the Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired, or enter into any agreement to do so, provided, however, the foregoing shall not apply to sales, transfers or dispositions permitted by the Indenture.

            6.5 LOANS OR ADVANCES. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business, or (c) loans or advances permitted by the Indenture.

            6.6 INVESTMENTS. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to any purchase or acquisition permitted by the Indenture, or the purchase or acquisition of (a) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or
(iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (b) other short-term Investments similar in nature and degree of risk to those described in clause
(c) of this Section, or (d) money-market funds.

            6.7 DIVIDENDS AND DISTRIBUTIONS. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock; declare, pay, or make any distributions or return any capital to any of its partners, whether in cash or other Property, other than distributions permitted by the Indenture.

            6.8 ISSUANCE OF STOCK; CHANGES IN CORPORATE OR PARTNERSHIP STRUCTURE. Except as otherwise permitted by the Indenture, issue or agree to issue additional shares of capital stock, in one or any series of transactions; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

            6.9 TRANSACTIONS WITH AFFILIATES. Except as among the Borrower and the Guarantors, directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate and notwithstanding the foregoing, the Borrower and the

Guarantors may not, directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with Market Hub Partners Finance, Inc.

            6.10 LINES OF BUSINESS. Expand, on its own or through any Subsidiary, into any line of business other than in a Related Business.

            6.11 TANGIBLE NET WORTH. Permit Tangible Net Worth of Market Hub Partners Storage, L.P. at the close of any fiscal quarter to be less than $50,000,000.

            6.12 CASH FLOW COVERAGE. Permit as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.40 to 1.00 for Market Hub Partners Storage, L.P.

            6.13 FUNDED DEBT TO TOTAL CAPITALIZATION. Permit as of the close of any fiscal quarter, the ratio of total funded debt to Total Capitalization to be more than sixty-five percent (65%) for Market Hub Partners Storage, L.P.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

            7.1 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

            (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document;

            (b) default shall be made by the Borrower or the Guarantors in the due observance or performance of any of their respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower, provided, however, that if with respect to a Default under the Security Instruments, it is not reasonable to remedy such Default within 30 days, but such Default is of a nature that can be remedied, then such time shall be extended to a period of 60 days, if and only if the Borrower or the Guarantors, as the case may be, promptly commence the remedying of such Default and diligently continue such process until the Default has been remedied;

            (c) any representation or warranty made by the Borrower or the Guarantors in any of the Loan Documents proves to have been untrue in any Material respect;

            (d) default shall be made by the Borrower or the Guarantors (as principal or guarantor or other surety) in the payment or performance of the Indenture or any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, provided that the aggregate principal amount of the Indebtedness which is the subject of such Default exceeds $2,500,000, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

            (e) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of any Borrower or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (b) adjudging any Borrower or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of any Borrower or an Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Borrower or any Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

            (f) the commencement by any Borrower or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by any Borrower or any Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by any Borrower or any Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any Borrower or and Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by any Borrower or any Restricted Subsidiary in furtherance of any such action;

            (g) the levy against $2,500,000 of the Property of the Borrower or the Guarantors, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

            (h) a final and non-appealable order, judgment, or decree shall be entered against the Borrower or the Guarantors for money damages and/or Indebtedness due in an amount in excess of $2,500,000, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

            (i) either the Borrower or the Guarantors shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 60 days from the date thereof; or

            (j) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby (subject to Permitted Liens), except due to the action or inaction of the Lender.

            7.2 REMEDIES. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(e) or 7.1(f), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

            (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(e) or 7.1(f), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

            (c) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                 ARTICLE VIII

                                 MISCELLANEOUS

            8.1 TRANSFERS; PARTICIPATIONS. Upon the prior written consent of the Borrower, the Lender may, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and, subject to
Section 8.12, the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable.

            8.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All representations and warranties of the Borrower and Guarantors and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

            8.3 NOTICES AND OTHER COMMUNICATIONS. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

            (a) if to the Lender, to:

                  Bank One, Texas, National Association 910 Travis, 6th Floor Houston, Texas 77002-5860 Attention: Energy Group, 6th Floor (or for notice by mail, to:
                  P.O. Box 2629
                  Houston, Texas  77252-2629
                  Attention:  Energy Group, 6th Floor
                  Telecopy:  (713) 751-7894

            (b) if to the Borrower, to:

                  Market Hub Partners Storage, L.P.
                  16420 Park Ten Place, Suite 420
                  Houston, Texas 77084
                  Attention: Mr. Tony Clark
                  Telecopy: (281) 597-6799

            (c) if to the Guarantors:

                  Moss Bluff Hub Partners, L.P.
                  Moss Bluff Hub Partners, L.L.C.
                  Egan Hub Partners, L.P.
                  Egan Hub Partners, L.L.C.
                  16420 Park Ten Place, Suite 420
                  Houston, Texas 77084
                  Attention: Mr. Tony Clark
                  Telecopy: (281) 597-6799

            Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

            8.4 PARTIES IN INTEREST. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

            8.5 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

            8.6 RENEWALS; EXTENSIONS. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

            8.7 NO WAIVER; RIGHTS CUMULATIVE. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the

Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

            8.8 SURVIVAL UPON UNENFORCEABILITY. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

            8.9 AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

            8.10 CONTROLLING AGREEMENT. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

            8.11 DISPOSITION OF COLLATERAL. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

            8.12 CONFIDENTIALITY. For purposes of this Section 8.12, "CONFIDENTIAL INFORMATION" means information delivered to the Lender by or on behalf of any Borrower or any Subsidiary or Affiliate in connection with the transaction contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Lender as being confidential information of the Borrower or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Lender or any Person acting on the Lender's behalf, (c) otherwise becomes known to the Lender other than through disclosure by the Borrower or any Subsidiary, or (d) constitutes financial statements delivered to the Lender under Section 5.2 or Section 5.3 that are otherwise publicly available. The Lender will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Lender in good faith to protect confidential information of third parties delivered to the Lender, provided that the Lender may deliver or disclose confidential Information to (i) the Lender's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Lender's Notes), (ii) the Lender's financial advisors and other professional advisors who agree for the benefit of the Borrower to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.12, (iii) any other holder of any Note, (iv) any Transferee to which the Lender sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing for the benefit of the Borrower prior to its receipt of such confidential Information to be bound by the provisions of this Section 8.12),
(v) any federal or state regulatory authority having jurisdiction over the Lender, or (vi) any other Person to which such delivery and disclosure to be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to the Lender, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which the Lender is a party or (D) if an Event of Default has occurred and is continuing, to the extent the Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Lender's Notes, the Security Instruments or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section
8.12 as though it were a party to this Agreement. On a reasonable request by the Borrower in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Borrower embodying the provisions of this Section 8.12.

            8.13 NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder, limited partner, member, incorporator or Affiliate as such, past, present or future, of any Borrower or any Guarantor shall not have any personal liability under the Note or any other Loan Document by reason of his or its status as a director, officer, employee, stockholder, limited partner, member, incorporator or Affiliate or any liability for any obligations of any Borrower or any Guarantor under the Note or any other Loan Document or for any claim based on, in respect of or by reason of such obligations or their creation. Lender, by accepting the Note, waives and releases all such liability to the extent permitted by applicable law.

            8.14 GOVERNING LAW. THIS AGREEMENT, AND THE NOTE AND THE GUARANTIES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

            8.15 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER, GUARANTORS AND THE LENDER HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVE ANY RIGHTS THEY

MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST THEM IN ACCORDANCE WITH THIS SECTION.

            8.16 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER AND GUARANTORS AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

            8.17 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE CORRESPONDENCE DATED FEBRUARY 5, 1998, FROM THE LENDER TO THE BORROWER AND THE TERM SHEET ENCLOSED THEREWITH. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

            8.18 COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

            IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                       BORROWER:

                                       MARKET HUB PARTNERS STORAGE, L.P.
                                       By: Market Hub Partners Storage, L.L.C.,
                                       its general partner


                                       By:
                                          Anthony J. Clark
                                       Vice President and Chief Financial
                                       Officer

                                       GUARANTORS:

                                       MOSS BLUFF HUB PARTNERS, L.P.
                                       By: Moss Bluff Hub Partners, L.L.C.,
                                       its general partner


                                       By:
                                           Anthony J. Clark
                                           Vice President and Chief Financial
                                           Officer


                                       EGAN HUB PARTNERS, L.P.
                                       By: Egan Hub Partners, L.L.C.,
                                       its general partner


                                       By:
                                           Anthony J. Clark
                                           Vice President and Chief Financial
                                           Officer

                                       MOSS BLUFF HUB PARTNERS, L.L.C.


                                       By:
                                           Anthony J. Clark
                                           Vice President and Chief Financial
                                           Officer


                                       EGAN HUB PARTNERS, L.L.C.



                                       By:
                                            Anthony J. Clark
                                            Vice President and Chief Financial
                                            Officer


                                       LENDER:

                                       BANK ONE, TEXAS, NATIONAL
                                       ASSOCIATION

                                       By:
                                           Michelle A. Wolpert
                                           Vice President

                                   EXHIBIT I

                                 FORM OF NOTE

                                PROMISSORY NOTE

$50,000,000                     Houston, Texas                  April 15, 1998

            FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("MAKER") promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("PAYEE"), at its banking quarters in Houston, Harris County, Texas, the sum of FIFTY MILLION DOLLARS ($50,000,000), (or the unpaid balance of all principal advanced against this Note, if that amount is less) pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT"), together with interest at the rates and calculated as provided in the Credit Agreement. The unpaid principal balance of the Note at any time shall be the total of all principal lent or advanced against this Note less the sum of all principal payments and permitted prepayments on this Note by or for the account of the Maker.

            Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

            This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

            The principal of this Note shall be due and payable on the date of Final Maturity. Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at maturity of this Note.

            Without being limited thereto or thereby, this Note is secured by the Security Instruments.

            THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT

LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO
THIS NOTE.

                                       MARKET HUB PARTNERS STORAGE, L.P.
                                       By: Market Hub Partners Storage, L.L.C.,
                                           its general partner


                                       By:___________________________________
                                       Printed Name:_________________________
                                       Title:________________________________

                                   EXHIBIT II

                            FORM OF BORROWING REQUEST

Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

      Re: Credit Agreement dated as of April 15, 1998, by and between Bank One, Texas, National Association and Market Hub Partners Storage, L.P. (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

            Pursuant to the Credit Agreement, the Borrower hereby makes the request indicated below:

      1.    Loans

      (a)   Amount of new Loan: $

      (b)   Requested funding date:            , 19

      (c)   $                 of such Loan is to be a Floating Rate Loan;
             ----------------

            $________________ of such Loan is to be a LIBO Rate Loan.

      (d)   Requested Interest Period for LIBO Rate Loan: ____ months.

      2. Continuation or conversion of LIBO Rate Loan maturing on :

      (a) Amount to be continued as a LIBO Rate Loan is $ ___________________ , with an Interest
            Period of _____ months;

      (b)   Amount to be converted to a Floating Rate Loan is $_______________;
            and

      3.    Conversion of Floating Rate Loan:

      (a)   Requested conversion date: ________, 19___.

      (b) Amount to be converted to a LIBO Rate Loan is $ , with an Interest Period of _____ months.

            The undersigned certifies that he/she is the of the Borrower, has obtained all consents necessary, and as such he/she is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,

                                       MARKET HUB PARTNERS STORAGE, L.P.
                                       By: Market Hub Partners Storage, L.L.C.,
                                           its general partner

                                       By:___________________________________
                                       Printed Name:_________________________
                                       Title:________________________________

                                  EXHIBIT III

                        FORM OF COMPLIANCE CERTIFICATE

                                     , 19

Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

      Re: Credit Agreement dated as of April 15, 1998, by and between Bank One, Texas, National Association and Market Hub Partners Storage, L.P. (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

            Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

      1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.

      1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:

      2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on , is evidenced by the following:

      (a) Section 6.12: TANGIBLE NET WORTH. Permit Tangible Net Worth of Market Hub Partners Storage, L.P. at the close of any fiscal quarter to be less than $50,000,000.

                  REQUIRED                ACTUAL

      (b) Section 6.13: CASH FLOW COVERAGE. Permit as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.40 to 1.00 for Market Hub Partners Storage, L.P.

                                   III-i

                  REQUIRED                ACTUAL

      (c) Section 6.14: FUNDED DEBT TO TOTAL COMPENSATION. Permit as of the close of any fiscal quarter, the ratio of total funded debt to total capitalization to be more than sixty percent (60%) for Market Hub Partners Storage, L.P.

                  REQUIRED                         ACTUAL

      3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of .

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,

                                       MARKET HUB PARTNERS STORAGE, L.P.
                                       By: Market Hub Partners Storage, L.L.C.,
                                           its general partner

                                       By:___________________________________
                                       Printed Name:_________________________
                                       Title:________________________________

                                   III-ii

                                  EXHIBIT IV

                          FORM OF OPINION OF COUNSEL


                                 Closing Date

Bank One, Texas, National Association
910 Travis
Houston, Texas 77002-5860
Attention:  Energy Group, 6th Floor

Ladies and Gentlemen:

            This opinion is being delivered to you pursuant to Section 3.1(1) of the Credit Agreement (as such term is hereinafter defined). We have acted as counsel to Market Hub Partners Storage L.P., a Delaware limited liability company, (the "BORROWER") and Moss Bluff Hub Partners, L.P., a Delaware limited partnership ("MBHP"), Moss Bluff Hub Partners, L.L.C., a Delaware limited liability company, Egan Hub Partners, L.P., a Delaware limited partnership and Egan Hub Partners, L.L.C., a Delaware limited liability company (collectively, the "GUARANTORS", and together with the Borrower, the "LOAN PARTIES") in connection with the Credit Agreement of even date (the "CREDIT AGREEMENT"), among the Borrower and Bank One, Texas, National Association (the "LENDER"). Each capitalized term used herein and not otherwise defined herein or in any exhibit hereto shall have the meaning assigned to such term in the Credit Agreement. As used herein, the term "TRANSACTIONS" shall refer to the transactions contemplated by the documents listed on EXHIBIT A hereto (the "DOCUMENTS") by the parties thereto in accordance with the terms thereof.

            In rendering the opinions expressed below, we have examined executed counterparts (or copies thereof) of each of the Documents, the originals or conformed copies of such partnership records, agreements and instruments of the Loan Parties, certificates of public officials and officers of the Issuers and such other documents and records as to factual matters, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.

            Based upon the foregoing and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

            1. ORGANIZATION, ETC. Each of the Loan Parties has been duly organized, is validly existing as a limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of organization and has all requisite power and authority under its constituent documents and applicable partnership or limited liability company laws to enter into and perform the Documents to which it is a party.

            The Borrower, Moss Bluff Hub Partners, L.P. and Moss Bluff Hub Partners, L.L.C. are each duly qualified and in good standing as a foreign entity authorized to do business in the State of Texas. The Borrower, Egan Hub Partners, L.P. and Egan Hub Partners, L.L.C. are each duly qualified and in good standing as a foreign entity authorized to do business in the State of Louisiana.

            2. AUTHORIZATION. Each of the Loan Parties has taken all necessary action to authorize the execution, delivery and performance of the Documents to which it is a party. The Documents to which they are a party have been duly executed and delivered by the Loan Parties.

            3. ENFORCEABILITY. The Documents (other than the Act of Mortgage) constitute the legal, valid and binding obligations of each Loan Party which is party thereto, enforceable against such Loan Party in accordance with their terms.

            4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution and delivery by the Loan Parties of the Documents to which each is a party do not
(a) violate any provision of the partnership agreement, limited liability company agreement, charter or bylaws, as the case may be, of any Loan Party, (b) violate any Applicable Law, (c) conflict with or result in the breach of or constitute a default under any Document or, to our actual knowledge, any indenture, bond, mortgage, deed of trust or loan or credit agreement or any other similar agreement of which we have actual knowledge to which any Loan Party is a party, or (d) to our actual knowledge, result in, or require, the creation or imposition of any Lien (other than the security interests and liens created by the Security Instruments executed by the Loan Parties) with respect to any of the properties now owned by any Loan Party.

            5. GOVERNMENTAL CONSENTS. No notice, consent, approval or authorization of, or declaration or filing with, any federal or Texas governmental authority is required on the part of any Loan Party for the valid execution, delivery and performance of the Documents by any Loan Party which is a party thereto except (a) those recordations and filings with respect to the Deed of Trust and the related Financing Statements as are set forth in Paragraphs 8 and 9 below, (b) such consents, approvals, authorizations, declarations or filings as have been obtained, and (c) as are excepted in Exception A below.

            6. REGULATIONS G, T, U AND X. The execution and delivery of the Note under the circumstances contemplated by the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7. INVESTMENT COMPANY ACT; PUHCA. Neither Borrower is an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended. Neither Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8. DEED OF TRUST.

            (a) The Deed of Trust, the acknowledgments thereto, and the Texas Financing Statement comply with the laws of the State of Texas including all applicable recording, filing and registration laws and regulations and are adequate and legally sufficient to provide the security intended thereby. The property descriptions of the real property contained in the Deed of Trust, if accurate, are legally sufficient descriptions of such properties for the purposes of creating and maintaining the liens therein purported to be created by the Deed of Trust and for the purposes of all applicable recording, filing and registration laws of the State of Texas. The Texas Financing Statement is in proper form for filing with the office of the Secretary of State of the State of Texas. The Deed of Trust (including, without limitation, the descriptions of the Mortgaged Property set forth therein and in the exhibits thereto) creates (i) a deed of trust lien upon the interests of MBHP in the Mortgaged Property referred to therein (including after acquired property) constituting real property located in the State of Texas (such interests are referred to collectively as the "SUBJECT REAL PROPERTY"), and (ii) a security interest in the interests of MBHP in such Mortgaged Property (including after acquired property) constituting "fixtures" within the meaning of Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of Texas (the "TEXAS UCC") located in the State of Texas (the "SUBJECT INTERESTS").

            (b) The Deed of Trust creates in favor of the Lender a valid security interest in the Personal Property (as such term is described therein) constituting inventory and equipment located in the State of Texas (other than equipment which is mobile goods), general intangibles and accounts (as such terms are defined in the Texas UCC). Upon the proper filing of the Texas Financing Statement with the Office of the Secretary of State of the State of Texas, the Lender will have a perfected security interest (within the meaning of Chapter 9 of the Texas UCC) on all right, title and interest of MBHP in such Personal Property for which filing with the Office of the Secretary of State of the State of Texas may effect perfection (the "TEXAS UCC COLLATERAL").

            9. RECORDATION. The recordation of the Deed of Trust in the office of the County Clerk of Liberty and Chambers Counties, Texas, and the filing of the Texas Financing Statement in the Office of the Secretary of State of the State of Texas are the only recordation, registrations and filings required by the laws of the State of Texas to perfect the liens and security interests intended to be created by the Deed of Trust in the Subject Real Property and the Subject Interests and Texas UCC Collateral.

            The opinions set forth above are subject to the following limitations, qualifications, assumptions and exceptions:

A. This opinion is limited in all respects to matters of the laws of the State of Texas, the General Corporation Law, Limited Liability Company Act and Revised Uniform Limited Partnership Act of the State of Delaware, and the applicable federal laws of the United States, each as in effect on the date hereof ("Applicable Law"); PROVIDED, HOWEVER, we express no opinion as to the application or effect of regulations or orders by state agencies regulating the ownership or operation of the storage facilities, the Federal Energy Regulatory Commission or the Railroad Commission of Texas, or with respect to compliance with, or any governmental filing, approval, authorization, license or consent required by, (i) any securities law, (ii) any Environmental Law (as defined in the Credit Agreement), (iii) any state or federal antitrust law or (iv) any law or regulation relating to ownership or operation of, or financial, reporting or other legal requirements imposed on, Persons engaged in ownership or operation of gas pipelines or gas storage facilities by reason of such status, activities or operations.

B. As to each Person party to a Document other than the Loan Parties, we have assumed: (a) each is duly organized, validly existing and in good standing under the jurisdiction of its formation and has all requisite power and authority to enter into the transactions contemplated by the Documents to which it is a party and to execute and deliver all Documents to which it is a party and perform its obligations thereunder, (b) all Documents to which it is a party have been have been duly authorized, executed and delivered by such Person, and (c) that all obligations of said Persons under the Documents to which they are a party constitute the legal, valid and binding obligations of such Persons enforceable against such Persons in accordance with their respective terms.

C. Our opinion set forth in Paragraph 1 above as to the existence and good standing of the Loan Parties is based solely on our examination of certificates of public officials of the State of Delaware, and the State of Texas, copies of which have been delivered to you as of the date hereof.

D. Our opinions set forth in Paragraphs 3 and 8 above are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, rearrangement, fraudulent transfer or conveyance, moratorium, conservatorship and similar laws affecting creditors' rights generally;
      (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality and commercial reasonableness; and (iii) any implied covenant of good faith or fair dealing. We also call to your attention that the enforceability of certain of the remedial, waiver and other provisions of the Documents may be limited by applicable laws but such laws do not (subject to the other qualifications and limitations set forth herein) adversely affect the validity of the Documents or prevent the practical realization of the benefits of the security provided for in such Documents, except for the economic consequences of any procedural delay or excess costs of proceedings that may result from such laws.

E. We have assumed that each Person granting a security interest has sufficient right in the Collateral for a security interest to attach.

F.    We express no opinion as to:

            (1) any Person's title to, or the value or existence of, or the accuracy or completeness of any description of, or the location or characterization of, any property or the Storage Facilities;

            (2) the priority or rank of any security interests and Liens created by, or purported to be created by, the Documents; and

            (3) except as set forth in Paragraphs 8 and 9 above, the creation or perfection of any security interests and Liens created by, or purported to be created by, the Documents under any applicable law.

Without limiting the generality of the foregoing, we express no opinion as to title to any gas or other minerals; however, we understand that with respect to any gas constituting Inventory (as defined in the Deed of Trust), such gas has been and will be extracted by being produced by a third party and subsequently reduced to possession by MBHP and injected into and stored in the Moss Bluff Facility by MBHP.

G. We express no opinion with respect to any lien or security interest created under the Security Instruments that purports to secure any present or future obligations or liabilities of the Borrower (other than the obligations and liabilities of the Borrower arising under the Documents) that are determined, in the case of obligations or liabilities of any Borrower to the Lender created in the future, not to constitute "future advances" within the meaning of Section 9.204 of the Texas UCC, or are determined not to have been within the contemplation of the Borrower and the Lender at a time the Documents were executed, or are determined not to be of the same character or class as the obligations and liabilities of the Borrower to the Lender created or arising under the Documents.

H. We have made no examination and express no opinion with respect to the physical condition of the Mortgaged Property (as defined in the Deed of Trust) and do not purport to opine as to the compliance of the Mortgaged Property with any building code or ordinance or any other law, regulations, restriction or ordinance that is dependent or contingent upon the physical or structural existence or condition of all or any part of the Mortgaged Property.

I. We express no opinion as to the validity or enforceability of any of the following provisions: (i) provisions purporting to grant self-help remedies to the extent limited by generally applicable rules of law that limit the rights of creditors to use force or cause a breach of the peace in enforcing rights or relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale; (ii) relate to waivers of rights or purport to preclude any party from asserting claims or defenses or from obtaining certain rights or remedies (provided we do not except from our opinion the enforceability of the waivers of notice of intent to accelerate or notice of acceleration contained in the Note and Credit Agreement, assuming that the Lender and the Trustee do not unduly delay taking action to accelerate following any Event of Default that would permit such acceleration); (iii) provisions relating to subrogation rights, delay or omission of enforcement of rights or remedies, provisions related to severability to the extent limited by generally applicable rules of law that may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, waivers or ratification of future acts, provisions that purport to release, exculpate from or indemnify the parties thereto against their own negligence or willful misconduct, consent judgments, marshaling of assets, or sales in inverse order of alienation; (iv) provisions purporting to preserve and maintain a Person's liability despite the fact the debt is unenforceable due to its illegality; (v) provisions purporting to apply the Uniform Commercial Code whether or not it applies; (vi) provisions purporting to revive Documents after their termination or expiration;
      (vii) provisions relating to set-offs or offsets; (viii) provisions purporting to provide standards of care of Collateral other than as provided in Section 9.207 of the Texas UCC; (ix) provisions purporting to authorize conclusive or presumptive determinations; (x) provisions purporting to establish any evidentiary standard or to waive any defense to the performance of a contract obligation that cannot, as matter of law, be effectively waived; (xi) provisions purporting to waive any notice that cannot, as a matter of law, be waived; (xii) provisions that purport to obligate parties to reach agreements in the future and (xiii) certain other rights, remedies and waivers of rights provided for in the Documents that may be unenforceable or unavailable in whole or in part, or may be of limited efficacy, under the laws of the State of Texas; but the inclusion of such provisions will not adversely affect the validity of the Documents, and the unenforceability, unavailability or limited efficacy of such provisions will not prevent the practical realization by the Lender and the Trustee of the principal rights and benefits or security intended to be afforded thereby, except for the economic consequences of any procedural delay which may result from the application of such provisions.

J. We have not made any investigation of the location of any real property or interest in real property, or the accuracy of the property descriptions or recording references contained in the Deed of Trust, and express no opinion with respect to such matters.

K. We express no opinion on the enforceability of the assignments of rents, incomes, revenues, profits and leases contained in the Documents at any time prior to the time when the Trustee or the Lender has obtained lawful possession of the Collateral, or the Trustee or the Lender has taken some action judicially deemed to be the equivalent thereof.

L. The validity, perfection and priority of the liens and security interests in the Collateral and Mortgaged Property are subject to the following further qualifications:

            (1) we express no opinion as to the perfection of a security interest or lien on goods which are installed in or affixed to, or become a part of a product or mass with goods which are not items of the Mortgaged Property as set forth in Section 9.314 and 9.315 of the Texas UCC;

            (2) recordings or filings may be necessary, to maintain perfection within four years of the maturity of the indebtedness secured by the Deed of Trust, if the indebtedness is extended; and rerecordings or refilings may be necessary to maintain perfection if the Deed of Trust shall be hereafter amended or modified at the time of such amendment or modification;

            (3) in the case of property that becomes Mortgaged Property after the date hereof, section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

            (4) we express no opinion with respect to the perfection of a security interest in any collateral which is subject to a state statute or a statute or treaty of the United States which provides for a certificate of title or national or international registration;

            (5) where perfection of the Lender's security interest in the Texas UCC Collateral is obtained by filing the Texas Financing Statement relating thereto in the State of Texas, changes in the name, identity or corporate structure (including, without limitation, changes through a merger or consolidation) of a Borrower may result in the lapse of perfection of the security interest in such collateral acquired by such Borrower more than four (4) months after such change, unless a new, appropriate financing statement is properly filed in the appropriate place within four (4) months after each such change;

            (6) we express no opinion with respect to the perfection of security interests in any collateral to the extent that Section 9.103 of the Texas UCC provides that perfection and the effect of perfection or nonperfection of a security interest in such collateral is governed by the laws of a jurisdiction outside of the State of Texas;

            (7) removal of the Texas UCC Collateral (other than accounts and general intangibles) from the State of Texas may result in the lapse of the Lender's security interest in the Texas UCC Collateral;

            (8) our opinion with respect to the perfection of the Lender's security interest in any Texas UCC Collateral (other than accounts and general intangibles) does not relate to any of such collateral now or hereafter located in any jurisdiction other than the State of Texas;

            (9) we have assumed that there are no agreements between the Lender, the Trustee, and any third party varying rights established by the Texas UCC or altering the priority or perfection, or both, of any security interest;

            (10) we have further assumed that no part of the accounts included in the Texas UCC Collateral is an account received or receivable from any government or any agency, authority or political subdivision thereof;

            (11) we express no opinion with respect to the priority of the Lender's lien in any Texas UCC Collateral;

            In connection with the foregoing qualifications, you are advised that the Texas UCC presently requires the periodic filing of continuation statements with the Secretary of State of the State of Texas and the appropriate county clerk's office not more than six (6) months prior to and not later than the expiration of the five year period from the date of filing of the UCC-1 financing statements and the expiration of each subsequent five year period after the original filing, in order to maintain the perfection and priority of security interests and to keep the financing statements in effect.

M. All statements in this opinion which are limited to our actual knowledge are based solely upon (i) discussion with responsible officers of the Loan Parties, (ii) facts that are set forth in the Documents and (iii) our actual knowledge obtained during the course of our representation of the Loan Parties by those attorneys who have performed services for them in connection with the transactions contemplated by the Documents.

N. Except as set forth in Paragraphs 8 and 9 as to the Subject Real Property and the Subject Interests, we express no opinion as to the creation or perfection of any Lien as it relates to any property granted as Collateral to the extent that the creation or perfection of such Lien in such Collateral is not governed by Chapter 9 of the Texas UCC.

O. We have assumed, without independent investigation, that the filing and recording of the Financing Statements will be performed correctly by the filing and recording officer in the jurisdictions and offices described in Paragraph 9.

P.    You should be aware that, pursuant to the provisions of Sections 9.307,
      9.308 and 9.309 of the Texas UCC, qualifying purchasers of equipment, inventory, chattel paper, instruments, negotiable documents of title and securities take title free and clear of a security interest perfected by filing.

Q. Any opinion as to proceeds herein is qualified by Section 9.306 of the Texas UCC.

R. In the event foreclosure proceedings are instituted to enforce the Documents, we advise you that Sections 51.003, 51.004 and 51.005 of the Texas Property Code provide that enforcement of any deficiency judgment against a borrower or enforcement of a claim against a guarantor following a foreclosure sale must be brought within two (2) years of the sale and may be limited to the difference between the outstanding balance of the debt and the fair market value of the collateral sold or credited against the debt as of the date of such foreclosure. The enforcement of obligations under the Documents may be limited by such provisions of the Texas Property Code if foreclosure proceedings are instituted to enforce the Documents.

S. We express no opinion as to any financial matters relating to the Loan Parties or the financial conditions of the Loan Parties.

T. We express no opinion as to whether the Transactions comply with any statutory, regulatory or other laws which prescribe permissible and lawful investments applicable to the Lender or comply with any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Lender (either as to type, amount, percentage of total investment or otherwise).

U. We express no opinion with respect to the enforceability of the Security Instruments by the Trustee or the Lender, if any such Person shall fail to comply with any state or federal law (including court decisions), rule, or regulation applicable to the Transactions (or applicable to the qualification or filing requirements of such Person under the laws of the State of Texas generally) because of the nature of such Person's business.

V. We have assumed that (a) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures other than those of any of the Issuers on each such document are genuine, (b) each certificate from governmental officials reviewed by us is accurate, complete and authentic and all official public records are accurate and complete, (c) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (d) the conduct of the parties has complied with any requirement of good faith, fair dealing and conscionability, (e) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the agreements or documentation on which we have opined, (f) all parties to the agreement and documents on which we have opined will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of such agreements and documents and (g) no party to the agreements and documents on which we have opined will in the future take any discretionary action (including a decision not to act) permitted under such agreements and documents that would result in a violation of law or constitute a breach or default under any other agreement to which such party is a party or by which it or its property is bound or under any court or administrative order, writ, judgment, or decree that names such party or is directed to it or its property.

W. We express no opinion as to whether the anti-fraud provisions of applicable federal and state securities laws have been complied with in connection with the offer, issue, sale and delivery of the Note.

            This opinion is limited to matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We disclaim any obligation to up-date this opinion or to advise you of any changes in any of the opinions or other matters set forth herein.

            This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit. This opinion may not be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.


                                       Very truly yours,

                                   EXHIBIT A

                             SCHEDULE OF DOCUMENTS


1. Credit Agreement between the Lender and the Borrower dated ___________, 1998. Note executed by the Borrower in favor of Lender dated ________________, 1998.

2.    Guaranty executed by the Guarantors dated ______________________, 1998.

3. Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement between MBHP and the Collateral Agent dated ___________________, 1998.

4. Act of Mortgage, Assignment, Security Agreement and Financing Statement between Egan Hub Partners, L.P. and the Collateral Agent dated _____________________, 1998.

5. The Financing Statement attached hereto as EXHIBIT B (the "TEXAS FINANCING STATEMENT").


                                    Very truly yours,

                                   EXHIBIT V

                                  DISCLOSURES

Section 4.9                       LIABILITIES

                                       None

                                   LITIGATION

                                       None

Section 4.11                       ENVIRONMENTAL MATTERS

                  (a)                  None

                  (b)                  None

                  (c)                  None

                  (d)                  None

Section 4.16                           CASUALTIES

                                       None

Section 4.18                           SUBSIDIARIES *

I.    Market Hub Partners Storage, L.P.

      Market Hub Partners Finance, Inc.
      Moss Bluff Hub Partners, L.L.C.
      99.99% interest in Moss Bluff Hub Partners, L.P.
      Egan Hub Partners, L.L.C.
      99.99% interest in Egan Hub Partners, L.P.

II.   Moss Bluff Hub Partners, L.L.C.

      .01% interest in Moss Bluff Hub Partners, L.P.

III.  Moss Bluff Hub Partners, L.P.

      None

IV.   Egan Hub Partners, L.L.C.

      .01% interest in Egan Hub Partners, L.P.

V.    Egan Hub Partners, L.P.

      None

* Unless otherwise indicated, the Borrower or Guarantor's interest in the listed subsidiary is a 100% interest.

                                    V-ii